EXHIBIT 21.1

RESMED INC.

SUBSIDIARIES OF THE REGISTRANT AS OF JUNE 30, 2016

Company	Jurisdiction of Formation

ResMed Corp.	Minnesota

ResMed (Malaysia) Sdn Bhd	Malaysia

ResMed (UK) Limited	United Kingdom

ResMed (EPN) Limited	United Kingdom

ResMed Asia Pacific Limited	Australia

ResMed Beteiligungs GmbH	Germany

ResMed EAP Holdings Inc.	Delaware

ResMed Finland OY	Finland

ResMed Holdings Limited	Australia

ResMed Hong Kong Limited	Hong Kong

ResMed Germany Inc.	Delaware

ResMed KK	Japan

ResMed Limited	Australia

ResMed Asia Operations Pty Ltd	Australia

ResMed New Zealand Limited	New Zealand

ResMed GmbH Verwaltung	Germany

ResMed GmbH and Co KG	Germany

ResMed SAS	France

ResMed Sweden AB	Sweden

ResMed Motor Technologies Inc.	Delaware

ResMed Schweiz AG	Switzerland

ResMed Austria Medizintechnik GmbH	Austria

ResMed R&D Germany GmbH	Germany

MAP Beteiligungs GmbH	Germany

ResMed Deutschland GmbH	Germany

ResMed Medizintechnik GmbH	Germany

ResMed Brasil Ltda	Brazil

ResMed Colombia SAS	Colombia

ResMed Norway AS	Norway

ResMed Nederland BV	Netherlands

ResMed Paris SAS	France

ResMed Mexico, S de R.L. de C.V.	Mexico

ResMed India Private Ltd	India

ResMed (Beijing) Medical Device Co., Ltd	China

ResMed Enterprise Management (Shenzhen) Co., Ltd	China

Healing Partner Limited	Hong Kong

ResMed European Operations B.V	Netherlands

ResMed Malaysia Operations Sdn Bhd	Malaysia

ResMed Sensor Technologies Ltd	Republic of Ireland

ResMed Humidification Technologies GmbH	Germany

Healthcare Investment Holdings Ltd	Australia

ResMed Halifax Inc.	Canada

ResMed Korea Ltd	Republic of Korea

ResMed Taiwan Co., Ltd	Taiwan

ResMed European Holdings Ltd	United Kingdom

ResMed Polska Sp Zoo	Poland

ResMed CZ s.r.o.	Czech Republic

Company	Jurisdiction of Formation
ResMed Sleep Solutions Limited	United Kingdom

Birdie Inc	Delaware

Jaysec Technologies LLC	Tennessee

CPAP Australia Pty Limited	Australia

Sleep and Breathing Solutions Pty Limited	Australia

ResSleep International Pty Limited	Australia

ResSleep Pty Ltd	Australia

ResSleep Franchise Pty Ltd	Australia

NewSleep Pty Ltd	Australia

KewSleep Pty Ltd	Australia

Sleeptech Limited	New Zealand

EdenSleep New Zealand Limited	New Zealand

Bennett Precision Tooling Pty Limited	Australia

Inova Labs, Inc.	Delaware

Brightree LLC	Delaware

Brightree Services LLC	Delaware

Brightree Home Health & Hospice LLC	Delaware

MedAct, LLC	Texas

Strategic AR LLC	Delaware

Brightree Limited	United Kingdom

Curative Medical Technology Inc.	Cayman Islands

Curative Medical Inc.	Delaware

Curative Medical (Hong Kong) Ltd	Hong Kong

Curative Medical Devices GmbH	Germany

Curative Medical Technology (Beijing) Ltd	China

Curative Medical Technology (Suzhou) Ltd	China

Maribo Medico A/S	Denmark